Exhibit 21

Subsidiaries of the Registrant

Entity	Jurisdiction of Organization
72andSunny Midco LLC	Delaware
72andSunny Partners LLC	New York
72andSunny Partners, LLC	Delaware
A-Alliance LLC	Delaware
Allegory LLC	Delaware
Anomaly Partners LA LLC	Delaware
Anomaly Partners LLC	Delaware
Code and Theory (SF) LLC,	California
Code and Theory LLC	New York
Code and Theory South America LLC	Delaware
Colle & McVoy LLC	Delaware
Concentric Partners LLC	Delaware
Content Management Corporation	Delaware
Crispin Porter & Bogusky LLC	Delaware
Doner Partners LLC	Delaware
ForwardPMX Group LLC	Delaware
Gale Partners LLC	Delaware
Grayson Agency Group LLC	Delaware
Grayson Agency LLC	Delaware
Harris Insights and Analytics LLC	Delaware
HarrisX LLC	Delaware
HPR Partners, LLC	Delaware
Kettle Solutions LLC	New York
Maxxcom LLC	Delaware
MDC Corporate (US) LLC	Delaware
MediaCurrent Interactive Solutions LLC	Georgia
Midas Corporate Holdco (US) Inc.	Delaware
MMI Agency, LLC	Texas
Mono Advertising, LLC	Delaware
Multi-View Holdings Inc.	Delaware
Multi-View Inc.,	Texas
National Research Group, Inc.	California
PMX Agency LLC	Delaware
Rhythm Interactive LLC	Delaware
Scout Marketing LLC	Delaware
SKDKnickerbocker LLC	Delaware
Sloane & Company LLC	Delaware
Stagwell Global LLC	Delaware
Stagwell Market Research LLC	Delaware
Stagwell Marketing Communications LLC	Delaware
Stagwell Marketing Group Holdings LLC	Delaware
Stagwell Marketing Group LLC	Delaware
Stagwell Performance Marketing & Digital Transformation LLC	Delaware
Stagwell Performance Marketing Inc	Delaware
TargetCast LLC	Delaware

The Search Agency Inc	Delaware
Truelogic Software LLC	Delaware
Unique Influence Partners LLC	Delaware
Y Media Labs LLC	Delaware
Yamamoto LLC	Delaware